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                                                                    Exhibit 10.5


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                              EMPLOYMENT AGREEMENT


AGREEMENT ENTERED INTO AT MONTREAL, THIS 18th DAY OF NOVEMBER, 1998.



BY AND BETWEEN:            PHOENIX INTERNATIONAL LIFE SCIENCES INC., a
                           corporation duly incorporated according to law, having a place of business in the Province of Quebec, herein acting and represented by Dr. John W. Hooper, duly authorized for the purposes hereof as he hereby declares (hereinafter referred to as "Phoenix"),

AND: JEAN-YVES CALOZ, residing and domiciled at , in the City of Calabasas, California, USA (hereinafter referred to as "JYC")



                  WHEREAS JYC is currently employed by Phoenix and holds the position of Senior Vice-president, Chief Financial Officer and Secretary;

                  WHEREAS the parties hereto wish to provide that the terms and conditions of JYC's employment shall change,and his employment shall be limited as to term, in recognition of his having moved to the Los Angeles, California area with no prior notification by JYC to Phoenix of this move.


                  NOW, THEREFORE, FOR THE REASONS SET FORTH ABOVE, AND IN CONSIDERATION OF THE MUTUAL PREMISES AND AGREEMENTS HEREINAFTER SET FORTH, THE PARTIES HERETO ACKNOWLEDGE AND AGREE AS FOLLOWS:


1.       PREAMBLE

1.1 The preamble hereto shall form an integral part hereof as if recited herein at length.


2.       NATURE AND TERM OF SERVICES

2.1 The parties hereto hereby agree that the terms and conditions which currently apply to JYC's employment with Phoenix shall continue to apply for the term specified herein,


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unless specifically provided herein.

2.2 Subject to the provisions of paragraph 6.1, the parties hereto agree that JYC's employment with Phoenix shall terminate no earlier than March 1, 1999, and thereafter the earlier of when he has obtained alternative employment, or on August 31, 1999 (the "Expiry of the Term"). JYC will make all best efforts to obtain alternative employment as soon as possible. However, JYC agrees not to leave Phoenix before March 1, 1999.

2.3 JYC agrees that until December 31, 1998, he shall continue to provide the services that he is currently providing to Phoenix on the basis of four (4) days per week, namely three (3) days per week in Montreal (Monday, Tuesday and Wednesday) and one (1) day per week in California (Thursday). As of January 1, 1999, JYC will provide the bulk of his services from Phoenix's Irvine Office, and will travel to Montreal only on prior approval by Phoenix's CEO. In weeks where JYC does not travel to Montreal, he will work the normal 5 days per week. Without limiting the generality of the foregoing, JYC shall do whatever is required of him, when instructed by Phoenix's CEO from time to time, to rapidly and permanently transfer his current responsibilities to the person replacing him as Chief Financial Officer in Montreal.

2.4 JYC shall use his best efforts in providing the Services and in fulfilling his duties and obligations hereunder pursuant to the terms hereof.

2.5 Effective November 15, 1998, JYC's title shall be Senior Vice President, International Finance and Acquisitions.


3.       COMPENSATION

3.1 As consideration for the Services rendered pursuant to this Agreement, and in further consideration for the confidentiality, non-competition and non-solicitation covenants described in Article 4 hereof, Phoenix shall, until the termination of the present Agreement, continue to pay to JYC the salary that he is currently being paid (hereinafter the "Salary"). However, JYC shall no longer be eligible for annual stock option awards.

3.2 JYC shall continue to be eligible for a merit bonus, subject to the discretion of the Human Resources Committee of the Board of Directors of Phoenix (HRCB) and to be determined by the HRCB in a manner consistent with other senior executives of Phoenix.

3.3 The parties hereto hereby declare that at the time of execution of the present agreement, they have no intention of renewing the present Agreement. However, if both parties agree, the present Agreement may be renewed. The foregoing provision shall not bind Phoenix in any manner whatsoever.


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3.4 The terms of the interest free loan of $60,000 currently due by JYC to
Phoenix shall continue to apply until the termination of the present Agreement. The foregoing amount shall immediately be reimbursed by JYC to Phoenix upon the termination of the present Agreement.

3.5 The terms of any health disability or other executive benefits plan which currently apply to JYC shall continue to apply until the Expiry of the Term and shall immediately cease upon the termination of the present Agreement.

3.6 JYC's stock options pursuant to Phoenix's Key Employee Share Option Plan shall expire as of December 1, 1999, regardless of the date his employment with Phoenix terminates. All options outstanding but not vested at the date or termination of JVC's employment shall be vested as of that date. Notwithstanding the foregoing, all changes in the status or stock options are subject to the approval of the HRBC.

3.7 For greater certainty, JYC shall be entitled to no additional compensation, other than as provided in the present Agreement.


4.       CONFIDENTIALITY AND NON-COMPETITION

4.1 JYC agrees to be bound by the provisions of that "Confidentiality, Proprietary Rights, Regulatory and Non-Competition" agreement dated November 15, 1998, a copy of which is attached hereto as Schedule A.


5.       EXPENSES

5.1 All costs and expenses incurred by JYC, until the termination of the present Employment Agreement, in the performance of the Services shall be reimbursed by Phoenix in the manner and as is currently the practice between JYC and Phoenix, provided such costs and expenses are incurred in the normal course of business. With reference to the costs incurred by JYC in travelling between his home in Los Angeles, CA to Montreal in order to fulfill his job functions, these costs and expenses may be terminated at any time at Phoenix's Option.

6.       TERMINATION

6.1 In the event of a breach by JYC of any of the terms and conditions of the present Agreement, or upon death or permanent disability such that JYC cannot perform the services hereunder, or for any other just cause, this Agreement may be terminated by Phoenix without notice or penalty. Notwithstanding the foregoing, any Salary earned by JYC prior to such termination shall remain payable by Phoenix to JYC. In the event of JYC's death, all invested options shall be fully vested as of the date of his death.

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6.2 The present Agreement may be terminated by JYC after March 1, 1999, by a
Thirty (30) day written notice to Phoenix, which may be waived by Phoenix at its option.

7.       MISCELLANEOUS

7.1 This Agreement contains the entire agreement relating to JYC's employment with Phoenix, and shall not be modified except in writing by the parties hereto. Furthermore, the parties hereto specifically agree that all prior agreements, whether written or oral, relating to the Services shall be of no further force or effect from and after the date hereof, other than as provided herein.

7.2 If any phrase, clause or provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, such phrase, clause or provision shall be deemed severable from this Agreement, but will not effect any other provisions of this Agreement, which otherwise shall remain in full force and effect. If any restriction or limitation in this Agreement is deemed to be unreasonable, onerous and unduly restrictive by a court of competent jurisdiction, it shall not be stricken in its entirety and held totally void and unenforceable, but shall remain effective to the maximum extent permissible within reasonable bounds.

7.3 The waiver by JYC or Phoenix of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition hereof. Notwithstanding as well, all provisions relating to health disability benefits or life insurance will continue.

7.4 The parties hereto agree that this Agreement shall be construed as to both validity and performance and shall be enforced in accordance with and governed by the laws of Quebec and the laws of Canada applicable therein.

7.5 The parties hereto have requested that this Agreement and all documentation relating thereto be drafted in English. LES PARTIES AUX PRESENTES ONT DEMANDE QUE CE CONTRAT ET TOUTES AUTRES DOCUMENTS Y AFFERENTES SOIENT REDIGEES EN ANGLAIS.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    PHOENIX INTERNATIONAL LIFE SCIENCES INC.



                                    per:  /s/ Dr. John W. Hooper
                                        ---------------------------------------
                                         Dr. John W. Hooper


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                                          /s/ Jean-Yves Caloz
                                        ---------------------------------------
                                         JEAN-YVES CALOZ